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                                  EXHIBIT 23(d)
        AMENDMENT TO INVESTMENT ADVISORY AGREEMENT DATED JANUARY 1, 2005

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                      AEGON/TRANSAMERICA SERIES FUND, INC.

                   AMENDMENT TO INVESTMENT ADVISORY AGREEMENT

      THIS AMENDMENT is made as of January 1, 2005 to the Investment Advisory Agreement dated as of January 1, 1997, as amended (the "Agreement"), between AEGON/Transamerica Series Fund, Inc. and Transamerica Fund Advisors, Inc. (formerly, AEGON/Transamerica Fund Advisers, Inc.). In consideration of the mutual covenants contained herein, the parties agree as follows:

      COMPENSATION

      Any reference to compensation of AEGON BOND is now revised to reflect the following Advisory Fees:

         0.45% of the first $750 million of average daily net assets; 0.40% over $750 million up to $1 billion of average daily net assets; and 0.375% of average daily net assets over $1 billion.

      Any reference to compensation of AMERICAN CENTURY LARGE COMPANY VALUE is now revised to reflect the following Advisory Fees:

         0.85% of the first $250 million of average daily net assets; 0.80% over $250 million up to $500 million of average daily net assets; 0.775% over $500 million up to $750 million of average daily net assets; and 0.70% of average daily net assets over $750 million.

      Any reference to compensation of AMERICAN CENTURY INTERNATIONAL is now revised to reflect the following Advisory Fees:

         0.925% of the first $250 million of average daily net assets; 0.90% over $250 million up to $500 million of average daily net assets; 0.85% over $500 million up to $1 billion of average daily net assets; and 0.80% of average daily net assets over $1 billion.

      Any reference to compensation of CAPITAL GUARDIAN GLOBAL is now revised to reflect the following Advisory Fees:

         1.05% of the first $150 million of average daily net assets; 1.00% over $150 million up to $300 million of average daily net assets; 0.90% over $300 million up to $500 million of average daily net assets; 0.825% over $500 million up to $750 million of average daily net assets; 0.80% over $750 million up to $1 billion of average daily net assets; 0.75% over $1 billion up to $2 billion of average daily net assets; and 0.70% of average daily net assets over $2 billion.

      Any reference to compensation of CAPITAL GUARDIAN U.S. EQUITY is now revised to reflect the following Advisory Fees:

         0.85% of the first $100 million of average daily net assets; 0.80% over $100 million up to $500 million of average daily net assets; 0.775% over $500 million up to $1 billion of average daily net assets; 0.70% over $1 billion up to $2 billion of average daily net assets; and 0.65% of average daily net assets over $2 billion.

      Any reference to compensation of CAPITAL GUARDIAN VALUE is now revised to reflect the following Advisory Fees:

         0.85% of the first $100 million of average daily net assets; 0.80% over $100 million up to $500 million of average daily net assets; 0.775% over $500 million up to $1 billion of average daily net assets; 0.70% over $1 billion up to $2 billion of average daily net assets; and 0.65% of average daily net assets over $2 billion.

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      Any reference to compensation of CLARION REAL ESTATE SECURITIES is now revised to reflect the following Advisory Fees:

         0.80% of the first $250 million of average daily net assets; 0.775% over $250 million up to $500 million of average daily net assets; 0.70% over $500 million up to $1 billion of average daily net assets; and 0.65% of average daily net assets over $1 billion.

      Any reference to compensation of FEDERATED GROWTH & INCOME is now revised to reflect the following Advisory Fees:

         0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets over $500 million.

      Any reference to compensation of GREAT COMPANIES - AMERICA(SM) is now revised to reflect the following Advisory Fees:

         0.775% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million of average daily net assets; 0.70% over $500 million up to $1 billion of average daily net assets; and 0.65% of average daily net assets over $1 billion.

      Any reference to compensation of GREAT COMPANIES - TECHNOLOGY(SM) is now revised to reflect the following Advisory Fees:

         0.80% of the first $500 million of average daily net assets; and 0.70% of average daily net assets over $500 million.

      Any reference to compensation of J.P. MORGAN ENHANCED INDEX is now revised to reflect the following Advisory Fees:

         0.75% of the first $750 million of average daily net assets; 0.70% over $750 million up to $1 billion of average daily net assets; and 0.65% of average daily net assets over $1 billion.

      Any reference to compensation of JANUS GROWTH is now revised to reflect the following Advisory Fees:

         0.80% of the first $250 million of average daily net assets; 0.77% over $250 million up to $750 million of average daily net assets; 0.75% over $750 million up to $1.5 billion of average daily net assets; 0.70% over $1.5 billion up to $3 billion of average daily net assets; and 0.675% of average daily net assets over $3 billion.

      Any reference to compensation of MFS HIGH YIELD is now revised to reflect the following Advisory Fees:

         0.775% of the first $500 million of average daily net assets; 0.76% over $500 million up to $1 billion of average daily net assets; and 0.745% of average daily net assets over $1 billion.

      Any reference to compensation of PIMCO TOTAL RETURN is now revised to reflect the following Advisory Fees:

         0.70% of the first $250 million of average daily net assets; 0.65% over $250 million up to $750 million of average daily net assets; and 0.60% of average daily net assets over $750 million.

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      Any reference to compensation of SALOMON ALL CAP is now revised to reflect the following Advisory Fees:

         0.80% of the first $500 million of average daily net assets; and 0.70% of average daily net assets over $500 million.

      Any reference to compensation of T. ROWE PRICE GROWTH STOCK is now revised to reflect the following Advisory Fees:

         0.80% of the first $500 million of average daily net assets; and 0.775% of average daily net assets over $500 million.

      Any reference to compensation of TRANSAMERICA BALANCED is now revised to reflect the following Advisory Fees:

         0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million of average daily net assets; 0.70% over $500 million up to $1.5 billion of average daily net assets; and 0.625% of average daily net assets over $1.5 billion.

      Any reference to compensation of TRANSAMERICA CONVERTIBLE SECURITIES is now revised to reflect the following Advisory Fees:

         0.75% of the first $250 million of average daily net assets; and 0.70% of average daily net assets over $250 million.

      Any reference to compensation of TRANSAMERICA EQUITY is now revised to reflect the following Advisory Fees:

         0.75% of the first $500 million of average daily net assets; and 0.70% of average daily net assets over $500 million.

      Any reference to compensation of TRANSAMERICA GROWTH OPPORTUNITIES is now revised to reflect the following Advisory Fees:

         0.80% of the first $250 million of average daily net assets; 0.75% over $250 million up to $500 million of average daily net assets; and 0.70% of average daily net assets over $500 million.

      Any reference to compensation of TRANSAMERICA SMALL/MID CAP VALUE is now revised to reflect the following Advisory Fees:

         0.80% of the first $500 million of average daily net assets; and 0.75% of average daily net assets over $500 million.

      Any reference to compensation of TRANSAMERICA U.S. GOVERNMENT SECURITIES is now revised to reflect the following Advisory Fees:

         0.60% of average daily net assets.

      Any reference to compensation of TRANSAMERICA VALUE BALANCED is now revised to reflect the following Advisory Fees:

         0.75% of the first $500 million of average daily net assets; 0.65% over $500 million up to $1 billion of average daily net assets; and 0.60% of average daily net assets over $1 billion.

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      Any reference to compensation of VAN KAMPEN ACTIVE INTERNATIONAL
      ALLOCATION is now revised to reflect the following Advisory Fees:

         0.85% of the first $250 million of average daily net assets; and 0.80% of average daily net assets over $250 million.

      Any reference to compensation of ASSET ALLOCATION - CONSERVATIVE PORTFOLIO, ASSET ALLOCATION - MODERATE GROWTH PORTFOLIO, ASSET ALLOCATION
      - MODERATE PORTFOLIO, ASSET ALLOCATION - GROWTH PORTFOLIO, J.P. MORGAN MID CAP VALUE, JENNISON GROWTH, MARSICO GROWTH, MERCURY LARGE CAP VALUE, MUNDER NET50, SELECT+ AGGRESSIVE, SELECT+ CONSERVATIVE, SELECT+ GROWTH & INCOME, T. ROWE PRICE EQUITY INCOME, T. ROWE PRICE SMALL CAP, TEMPLETON GREAT COMPANIES GLOBAL, THIRD AVENUE VALUE, TRANSAMERICA EQUITY II, TRANSAMERICA MONEY MARKET, VAN KAMPEN EMERGING GROWTH AND VAN KAMPEN LARGE CAP CORE remains the same.

      NAME CHANGE

      Any references to AEGON/Transamerica Fund Advisers, Inc. as the Adviser to AEGON/Transamerica Series Fund, Inc. will now be revised to mean Transamerica Fund Advisors, Inc., a Florida corporation, in response to the name change of the Adviser, effective January 1, 2005.

      In all other respects, the Investment Advisory Agreement dated as of January 1, 1997, as amended, is confirmed and remains in full force and effect.

IN WITNESS THEREOF, the parties hereto have caused this amendment to be executed as of January 1, 2005.

ATTEST:                                TRANSAMERICA FUND ADVISORS, INC.

By: _______________________________      By: ________________________________
Name: _____________________________      Name: Kim D. Day
Title: ____________________________      Title: Senior Vice President

ATTEST:                                AEGON/TRANSAMERICA SERIES FUND, INC.

By: _______________________________      By: ________________________________
Name: _____________________________      Name: Kim D. Day
Title: ____________________________      Title: Senior Vice President